Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Revlon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (7)	Proposed Maximum Offering Price Per Unit (8)	Maximum Aggregate Offering Price(8)	Fee Rate (9)	Amount of Registration Fee(8)(10)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Other	Senior Debt Securities (1)
	Other	Subordinated Debt Securities (1)
	Equity	Preferred Stock (2)
	Equity	Class A Common Stock, par value $0.01 per share (3)
	Other	Depositary Shares
	Other	Warrants (4)
	Other	Purchase Contracts (5)
	Other	Units (6)
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Rule 457(o)	(7)	(8)	$75,000,000	.0000927	$6,952.50

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$75,000,000		$6,952.50

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$6,952.50

(1)

Including an indeterminate number of Debt Securities (as defined in this Registration Statement) as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement or upon settlement of purchase contracts.

(2)

Including an indeterminate number of shares of Preferred Stock (as defined in this Registration Statement) as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement or upon settlement of purchase contracts.

(3)

Including an indeterminate number of shares of Class A Common Stock as may from time to time be issued upon conversion or exchange of any securities registered under this Registration Statement or upon settlement of purchase contracts.

(4)	The Warrants (as defined in this Registration Statement) covered by this Registration Statement may be Class A Common Stock warrants, Preferred Stock warrants, or Debt Securities warrants.

(5)	The Purchase Contracts (as defined in this Registration Statement) covered by this Registration Statement include the rights to purchase any securities under this Registration Statement.

(6)

Each Unit (as defined in this Registration Statement) will be issued under a unit agreement or an indenture and will represent an interest in two or more securities registered hereby, including shares of Class A Common Stock, Preferred Stock, Debt Securities or Warrants, which may or may not be separable from one another.

(7)

The amount of securities to be registered hereby is not specified as to each class of securities pursuant to General Instruction II.D and an indeterminate aggregate initial offering price or number of securities of the Company is being registered as may from time to time be issued at currently indeterminable prices up to a proposed maximum aggregate offering price of $75,000,000. Securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of stock splits, stock dividends or similar transactions.

(8)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(9)	The filing fee rate is calculated based on $92.70 per 1,000,000.

(10)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.